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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 July 24, 1995


                               KERR GROUP, INC.
            (Exact name of registrant as specified in its charter)



          Delaware               1-7272                     95-0898810
      (State or other     (Commission File Number)        (IRS Employer
       jurisdiction                                       Identification
      incorporation)                                      No.)



      1840 Century Park East, Los Angeles, California     90067
      (Address of principal executive offices)          (Zip Code)



                               (310) 556-2200
              (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed from last report)

























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Item 5.  Other Events.

          On July 24, 1995, the Board of Directors of Kerr Group, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, par value $.50 per share (the "Common Stock"), payable to stockholders of record at the close of business on August 4, 1995 (the "Record Date") and with respect to the Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to the Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company a unit consisting initially of one one-thousandth of a share (a "Unit") of Class B Preferred Stock, Series E, par value $.50 per share (the "Preferred Stock"), of the Company, at a Purchase Price of $40 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of July 25, 1995, between the Company and The First National Bank of Boston, as Rights Agent.

     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days (or such later date as the Board of Directors shall determine) following public disclosure that a person or group of affiliated or associated persons has become an "Acquiring Person" (as defined below), or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person". Except as set forth below, an "Acquiring Person" is a person or group of affiliated or associated persons who has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock. The term "Acquiring Person" excludes (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, and (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. The Gabelli Funds, Inc. and its affiliates and associates ("Gabelli"), whose current level of beneficial ownership is known to exceed 15%, will become an Acquiring Person only if its level of beneficial ownership exceeds 32%.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by





















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reference, and (iii) the surrender for transfer of any certificates for Common
Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in certain circumstances specified in the Rights Agreement or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 4, 2005, unless extended or earlier redeemed by the Company as described below. The Rights also are not exercisable following the occurrence of the event set forth in the following paragraph until such time as the Rights are no longer redeemable by the Company as discussed more fully below.

     In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void and nontransferable and any holder of any such right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right. For example, at an exercise price of $40 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80 worth of Common Stock (or other consideration, as noted above) for $40. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase 8 (eight) shares of Common Stock for $40.
























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     In the event that, at any time following the date on which there has been public disclosure that, or of facts indicating that, a person has become an Acquiring Person (the "Stock Acquisition Date"), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold, mortgaged or transferred, each holder of a Right
(except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a quarterly dividend payment of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a $10.00 preference, and thereafter the holders of the shares of Preferred Stock will be entitled to an aggregate payment of 1000 times the aggregate payment made per share of Common Stock. Each share of Preferred Stock will have
























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1000 votes, voting together with the shares of Common Stock.  These rights are protected by customary antidilution provisions.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by resolution of the Board of Directors (provided that following a Stock Acquisition Date such resolution is approved by a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office). A "Continuing Director" is a member of the Board of Directors who is not an Acquiring Person, an affiliate or associate of an Acquiring Person or a representative or nominee of an Acquiring Person. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon such action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors (provided that following a Stock Acquisition Date such resolution is approved by a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office) prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors (provided that following a Stock Acquisition Date such resolution is approved by a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no






















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amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Each share of Common Stock outstanding at the close of business on August 4, 1995 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each new share of Common Stock so that all such shares will have attached Rights. 5,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by each of the Board of Directors and the Continuing Directors since the Board of Directors may (with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office), at its option, at any time until ten days (or such later date as may be determined by action of the Board of Directors with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office) following the Stock Acquisition Date redeem all but not less than all the then outstanding Rights at the Redemption Price.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.



































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Item 7.   Financial Statements, Pro Forma Financial Information  and Exhibits.

     (a)    Financial Statements of Business Acquired:   None

     (b)    Pro Forma Financial Information:   None

     (c)    Exhibits:

            4.1 Rights Agreement, dated as of July 25, 1995, between Kerr Group, Inc. and The First National Bank of Boston, as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Class B Preferred Stock, Series E of Kerr Group, Inc., as Exhibit A, the Form of Rights Certificate, as Exhibit B, and the Summary of Rights to Purchase Preferred Stock, as Exhibit C.

            99.1    Press Release issued July 25, 1995.














































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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         KERR GROUP, INC.



Date:  August 1, 1995                    By: /s/ D. Gordon Strickland
                                         Name:   D. Gordon Strickland
                                         Title:  Senior Vice President, Finance
                                                 Chief Financial Officer
















































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                                 EXHIBIT INDEX



Exhibit
Number         Description                                                 Page

4.1 Rights Agreement, dated as of July 25, 1995, between Kerr Group, Inc. and The First National Bank of Boston, as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Class B Preferred Stock, Series E of Kerr Group, Inc., as Exhibit A, the Form of Rights Certificate, as Exhibit B, and the Summary of Rights to Purchase Preferred Stock, as Exhibit C.

99.1           Press Release issued July 25, 1995.